EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Amendment to the Registration Statement on Form S-3 (No. 333-105697) of our report dated January 23, 2003, except as to Note 19, which is as of March 14, 2003, relating to the financial statements and financial statement schedule of LookSmart, Ltd., which appears in LookSmart, Ltd.’s Annual Report on Form 10-K/A for the year ended December 31, 2002. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/PRICEWATERHOUSECOOPERS LLP

San Francisco, California

September 15, 2003